UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported):     May 18, 2006
TRIPATH IMAGING, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	0-22885	56-1995728
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
780 Plantation Drive
Burlington, North Carolina 27215
(Address of Principal Executive Offices) (Zip Code)
(336) 222-9707
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.
Correction to 2006 Proxy Statement dated April 28, 2006
The table that follows this paragraph corrects and replaces the table describing the securities authorized for issuance under the Company’s equity compensation plans that appears on pages 16 and 25 of the Company’s Proxy Statement dated April 28, 2006. The principal correction required is that in the original version of the table, column (c) included securities described in column (a) but should have excluded securities listed in column (a).
Securities Authorized For Issuance Under Equity Compensation Plans
     The following table provides information about the securities authorized for issuance under all of our equity compensation plans as of December 31, 2005:

Number of securities
	Number of securities		remaining available for
	to be issued	Weighted-average	future issuance under
	upon exercise of	exercise price of	equity compensation plans
	outstanding options,	outstanding options,	(excluding securities
Plan Category	warrants and rights	warrants and rights	reflected in column (a))
	(a)	(b)	(c)
Equity compensation plans approved by security holders:	7,301,001 (1)	$7.33	3,713,486 (2)
Equity compensation plans not approved by security holders:	—	—	—
Total:	7,301,001 (1)	$7.33	3,713,486 (2)

(1) Includes 1,622,670 warrants (issued to Quest Diagnostics, Inc. and a syndicate of lenders) that are currently exercisable. This table excludes an aggregate of 134,831 shares issuable upon exercise of outstanding options assumed by us in connection with the acquisition of NeoPath, Inc. in September 1999. The weighted-average exercise price of the excluded options is $12.43.
(2) Includes 2,500,000 warrants (issued to Quest Diagnostics, Inc.) that are not currently exercisable. Also includes 777,282 shares issuable under our 2000 Employee Stock Purchase Plan, all of which are issuable in connection with the current offering period which ends on June 30, 2006, assuming maximum participation of all employees to the extent permitted.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRIPATH IMAGING, INC.

Dated: May 18, 2006	By:	/s/ Stephen P. Hall

Stephen P. Hall Chief Financial Officer Principal Accounting Officer

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